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                                                                    EXHIBIT 10.1

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT, dated as of October 19, 1998 (this "Agreement"), is between BAYARD DRILLING TECHNOLOGIES, INC., a Delaware corporation ("Issuer"), and NABORS INDUSTRIES, INC., a Delaware corporation ("Grantee").

                                    RECITALS

         A. Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the Company to become a subsidiary of Parent pursuant to the Merger; and

         B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 3,620,595 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $0.01 per share ("Issuer Common Stock"), of Issuer at a purchase price of $5.50 (as adjusted as set forth herein) per Option Share (the "Purchase Price"); provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option. Without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in Section 6(a)), the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.


         2.       Exercise of Option.

                  (a) Grantee may exercise the Option, with respect to any or all of the Option Shares at any one time, subject to the provisions of Section 2(c), if (A) the Merger Agreement is terminated pursuant to Section 8.01(a)(vi) thereof and within one hundred eighty (180) days of the date of such termination the Issuer shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with a person (other than Grantee or any subsidiary of Grantee) to effect a Company Acquisition Transaction or (B) the Merger Agreement is terminated pursuant to subsection 8.01(a)(ii), (vii) or (viii) thereof; provided, however, that except as provided in the penultimate sentence of this
Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) one year after the termination of the Merger Agreement pursuant to subsection 8.01(a)(ii), (vii) and (viii) thereof, (iii) one hundred eighty (180) days after the termination of the Merger Agreement pursuant to subsection 8.01(a)(vi) and (iv) the date of termination of the Merger Agreement pursuant to subsection 8.1(a)(i), (iii),
(iv) or (v). Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in

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accordance with the terms hereof prior to the termination of the Option, and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination. Any purchase of Option Shares upon exercise of the Option will be subject to compliance with HSR and the obtaining or making of any consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares illegal (the "Regulatory Approvals").

                  (b) In the event that Grantee wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (an "Option Closing Date"). Any closing of such purchase will be at an agreed location and time in Houston, Texas on the applicable Option Closing Date or at such later date as may be necessary so as to comply with the last sentence of Section 2(a).

                  (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its best efforts to assist Grantee in seeking the Regulatory Approvals.

         In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to withdraw the Exercise Notice and shall not be deemed to have exercised the Option for purposes of this Agreement.

         3.       Payment and Delivery of Certificates.

                  (a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

                  (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall have outstanding any rights under the Company Rights Plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with the same terms as are provided under the Company Rights Plan as then in effect. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall have issued any securities similar to rights under a shareholder rights plan other than the Company Rights Plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any Issuer shareholder rights agreement or any similar agreement then in effect.

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                  (c) Certificates for the Option Shares delivered at an Option
Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF ANY EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF OCTOBER 19, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF BAYARD DRILLING TECHNOLOGIES, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

         4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

                  (a) Corporate Authorization. Issuer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Issuer, and assuming this Agreement constitutes a valid and binding agreement of Grantee, this Agreement constitutes a valid and binding agreement of Issuer, enforceable against Issuer in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                  (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and

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nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

                  (c) Company Rights Plan. For so long as the Grantee holds this Option or any shares of Issuer Common Stock issued hereunder, the Issuer will not take any action that would cause Section 4.11 of the Merger Agreement to be untrue (except that the Company shall not be required to comply with the last sentence of Section 4.11 if the Merger Agreement has been terminated).

         5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

                  (a) Corporate Authorization. Grantee has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee, and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Grantee, and assuming this Agreement constitutes a valid and binding agreement of Issuer, this Agreement constitutes a valid and binding agreement of Grantee, enforceable against Grantee in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                  (b) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

         6.       Adjustment upon Changes in Capitalization, Etc.

                  (a) In the event of any changes in Issuer Common Stock by reason of a stock dividend, reverse stock split, merger, recapitalization, combination, exchange of shares, or similar transaction, or if a "Flip-In Event" or "Flip-Over Event" (each as defined under the Company Rights Plan (as defined in the Merger Agreement)) occurs, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received with respect to Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

                  (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that the Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will

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make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and condition set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

         7. Registration Rights. Issuer will, if requested by Grantee at any time and from time to time within three years of the exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its best efforts to qualify such shares or other securities under any applicable state securities laws. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days (excluding any days during which use of such registration statement is suspended pursuant to the following sentence) from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 60 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this
Section 7, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fes and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form, and other than any registration statement filed in connection with an exchange offer or an offering of securities solely to the Issuer's existing security holders), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 7; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will make appropriate allocation of shares to be registered among holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by Grantee each such holder bears to the total number of shares requested to be registered by all such holders then desiring to have Issuer Common Stock registered for sale. In connection with any registration pursuant to this Section 7, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

         8. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 7 or (ii) to any purchaser or transferee who would not, to the knowledge of the Grantee after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 4.9% of the then-outstanding voting power of the Issuer; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been

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approved or recommended by a majority of the members of the Board of Directors of Issuer.

         9. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the American Stock Exchange, Inc. ("AMEX") (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the AMEX (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

         10.      Miscellaneous.

                  (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto will pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

                  (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

                  (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith)
(i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) except as provided in Section 9.8 of the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

                  (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                  (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Issuer to:

                  BAYARD DRILLING TECHNOLOGIES
                  4005 NW Expressway
                  Suite 550E
                  Oklahoma City, Oklahoma 73116
                  Attention: Chairman and Chief Executive Officer
                  Telecopy: (405) 840-9553


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                  If to Grantee to:

                  Nabors Industries, Inc.
                  515 West Greens Road, Suite 1200
                  Houston, Texas  77067
                  Attention: President
                  Telecopy: (281) 775-8188

                  (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned, transferred or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment, transfer or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 10(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  (i) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court for the District of Delaware or in any court of the State of Delaware located in the City of Wilmington, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of in the United States District Court for the District of Delaware or in any court of the State of Delaware located in the City of Wilmington, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion (including forum non conveniens) or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.


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         IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.


                                     BAYARD DRILLING TECHNOLOGIES, INC.



                                     By:  /s/ JAMES E. BROWN
                                        ----------------------------
                                     Name:    James E. Brown
                                          --------------------------
                                     Title:   President
                                           -------------------------



                                     NABORS INDUSTRIES, INC.




                                     By:  /s/ ANTHONY G. PETRELLO
                                        ----------------------------
                                     Name:    Anthony G. Petrello
                                          --------------------------
                                     Title:   President & Chief
                                              Operating Officer
                                           -------------------------




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